EXHIBIT 99.1
First Cash Announces Acquisition of 211 Latin American Pawn Stores;
Includes 166 Stores in Mexico and 45 in New Markets of Guatemala & El Salvador
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ARLINGTON, Texas (January 6, 2016) -- First Cash Financial Services, Inc. (NASDAQ: FCFS) today announced the acquisition of 211 full-service pawn stores in the Latin American countries of Mexico, Guatemala and El Salvador.

Rick Wessel, chief executive officer of First Cash, stated, “We are pleased to announce our largest and most significant acquisition in Latin America to date which includes 166 pawn locations in Mexico, 32 pawn locations in Guatemala and 13 pawn locations in El Salvador. We believe this is a profitable full-service pawn operation with a broad array of pawn merchandise, including electronics, appliances, tools, autos and jewelry.”

The stores are being purchased from a private Mexican-based ownership group for a net cash price of approximately $45 million, subject to certain potential post-closing adjustments, which is being funded entirely with available Mexican peso cash balances generated from First Cash operations in Mexico. The Company is also assuming approximately $7 million of debt from the acquired operation, which it expects to pay off within the next 90 days. Mr. Wessel noted, “We believe this is a prime use of the excess cash we have generated from our operating profits in Mexico. Including this acquisition, over the last four years we have generated and deployed over $1.8 billion pesos, which translates to over $120 million U.S. dollars, into new stores and strategic acquisitions in Latin America.”

Mr. Wessel continued, “The acquired operation is based in Mexico City and has been in business since 1999. While it started as a jewelry-focused pawn business, the management team has been successfully transitioning it to a full-service lending and retail model by opening large format stores and focusing on general merchandise items which now account for over 60% of their pawn collateral. The acquired stores located in Mexico are in 18 states primarily in central and southern Mexico, and expands our presence into three new states in southern Mexico. First Cash will now have pawn operations in all 31 states in Mexico and its Federal District. Today, we have a total of 877 store locations in Mexico alone.”

“Adding stores in Guatemala and El Salvador strategically expands our store base into the first Latin American countries outside of Mexico, and will establish a solid foothold for further growth in Central and South America. The acquired operations in these Central American countries have successfully developed a full-service pawn model with potential for further growth in those markets. Including these acquisitions, our Latin American operations will have 922 total store locations, of which 309 were successfully acquired in five separate transactions and 613 were de novo store openings.”

“First Cash continues to grow in both Latin America and the U.S. through a combination of new store openings and strategic acquisitions. With 1,260 total locations including this acquisition, we believe we are the clear market leader in the pawn industry. We believe this acquisition is a significant step in building the platform for our long-term Latin American growth strategy into additional markets in Central and South America,” Mr. Wessel concluded.

The transaction closing is being accomplished in three stages. The 32 stores in Guatemala and 166 stores in Mexico closed on December 31, 2015 and January 6, 2016, respectively, while the closing of the 13 El Salvador stores is expected by the end of this month. The Company expects the acquisition to be accretive to earnings in 2016 and potentially more accretive in 2017 with the realization of longer term synergies and administrative efficiencies.

On Thursday, January 28, 2016, the Company intends to announce fourth quarter and full year 2015 financial results and earnings guidance for fiscal 2016.

Forward-Looking Information

This release contains forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. and its wholly owned subsidiaries (together, the “Company” or “First Cash”). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

Forward-looking statements in this release include, without limitation, the Company’s expectations of future earnings accretion and related transaction expenses from acquisitions and mergers, the successful completion of the acquisition, expected debt repayments, expansion strategies, store openings, the ability to successfully integrate acquisitions and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include, without limitation, the following:

•	changes in foreign currency exchange rates and the U.S. dollar to the Mexican peso and Guatemalan quetzal exchange rates in particular;

•
new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting pawn businesses, consumer loan businesses and credit services organizations (in the United States, Mexico, Guatemala and El Salvador), including administrative or legal interpretations thereto;

•	changes in consumer demand, including purchasing, borrowing and repayment behaviors;

•	changes in regional, national or international economic conditions, including inflation rates, unemployment rates and energy prices;

•	changes in pawn forfeiture rates and credit loss provisions;

•	changes in the market value of pawn collateral and merchandise inventories, including gold prices and the value of consumer electronics and other products;

•	changes or increases in competition;

•	the ability to locate, open and staff new stores and successfully integrate acquisitions;

•	the availability or access to sources of used merchandise inventory;

•	changes in credit markets, interest rates and the ability to establish, renew and/or extend the Company’s debt financing;

•	the ability to maintain banking relationships for treasury services and processing of certain consumer lending transactions;

•	the ability to hire and retain key management personnel;

•	risks and uncertainties related to foreign operations in Mexico, Guatemala and El Salvador;

•	changes in import/export regulations and tariffs or duties;

•	changes in banking, anti-money laundering or gun control regulations;

•	unforeseen litigation;

•	changes in tax rates or policies in the U.S., Mexico, Guatemala and El Salvador;

•	inclement weather, natural disasters and public health issues;

•	security breaches, cyber attacks or fraudulent activity;

•	a prolonged interruption in the Company’s operations of its facilities, systems, and business functions, including its information technology and other business systems;

•	the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; and

•	future business decisions.

These and other risks, uncertainties and regulatory developments are further and more completely described in the Company’s 2014 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2015, including the risks described in Item 1A “Risk Factors” of the Company’s annual report, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

About First Cash
Founded in 1988, First Cash is a leading international operator of retail pawn stores. First Cash focuses on serving cash and credit constrained consumers through its retail pawn locations, which buy and sell a wide variety of jewelry, electronics, tools and other merchandise, and make small customer pawn loans secured by pledged personal property. As of January 6, 2016, the Company owned and operated 1,247 stores in the U.S., Mexico and Guatemala.

First Cash is a component company in both the Standard & Poor’s SmallCap 600 Index® and the Russell 2000 Index®. First Cash’s common stock (ticker symbol “FCFS”) is traded on the NASDAQ Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

For further information, please contact:

Gar Jackson
Global IR Group
Phone:     (949) 873-2789
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 505-3199
Email:     investorrelations@firstcash.com
Website:    www.firstcash.com

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